Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Thomas Plant (Birmingham) Limited

We have audited the accompanying consolidated financial statements of Thomas Plant (Birmingham) Limited and its subsidiaries, which comprise the consolidated balance sheet as at 27 May 2013, and the related consolidated profit and loss account, consolidated statement of total recognised gains and losses and consolidated cash flow statement for the 52 weeks then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with generally accepted accounting practice in the United Kingdom; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thomas Plant (Birmingham) Limited and its subsidiaries as at 27 May 2013, and the results of their operations and their cash flows for the 52 weeks then ended in accordance with generally accepted accounting practice in the United Kingdom.

/s/ BDO LLP

BDO LLP

Birmingham, United Kingdom

31 March 2014

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

		2013
	Note	£000

TURNOVER	1,2	41,512

Change in stocks of finished goods and work in progress		1,084

Raw materials and consumables		(25,650)

Other external charges		(6,655)

Staff costs	4	(8,563)

Depreciation and amortisation		(199)

OPERATING PROFIT	3	1,529

Interest receivable and similar income	6	309

Interest payable and similar charges	7	(87)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		1,751

Tax on profit on ordinary activities	8	(423)

PROFIT FOR THE FINANCIAL PERIOD	17	1,328

All amounts relate to continuing operations.

There is no difference between the profit on ordinary activities before taxation and the profit for the periods stated above and their historical cost equivalents.

The notes are an integral part of these consolidated financial statements.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

		2013
	Note	£000

PROFIT FOR THE FINANCIAL PERIOD		1,328

Actuarial loss related to pension scheme	24	(319)

Deferred tax attributable to actuarial loss		74

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE FINANCIAL PERIOD		1,083

The notes are an integral part of these consolidated financial statements.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEET

AS AT 27 MAY 2013

			2013
	Note	£000	£000

FIXED ASSETS

Tangible assets	9		417

CURRENT ASSETS

Stocks	11	11,092

Debtors	12	7,724

Cash at bank		2,281

		21,097

CREDITORS: amounts falling due within one year	13	(6,913)

NET CURRENT ASSETS			14,184

TOTAL ASSETS LESS CURRENT LIABILITIES			14,601

CREDITORS: amounts falling due after more than one year	14		(8)

NET ASSETS			14,593

CAPITAL AND RESERVES

Called up share capital	16		690

Capital redemption reserve	17		85

Profit and loss account	17		13,818

SHAREHOLDERS’ FUNDS	18		14,593

The consolidated financial statements were approved and authorised for issue by the board and were signed on its behalf on 31 March 2014

/s/ A J Plant
A J Plant
Director

The notes are an integral part of these consolidated financial statements.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

CONSOLIDATED CASH FLOW STATEMENT

FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

		2013
	Note	£000

Net cash outflow from operating activities	20	(258)

Returns on investments and servicing of finance	21	222

Taxation	21	(935)

Capital expenditure and financial investment	21	(146)

Equity dividends paid		(104)

DECREASE IN CASH IN THE PERIOD		(1,221)

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS/(DEBT)

FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

		2013
		£000

Decrease in cash in the period		(1,221)

Cash outflow from decrease in debt and lease financing		—

MOVEMENT IN NET DEBT IN THE PERIOD		(1,221)

Net funds at 28 May 2012		2,119

NET FUNDS AT 27 MAY 2013	22	898

The notes are an integral part of these consolidated financial statements.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

1.	ACCOUNTING POLICIES

Statement of directors’ responsibilities

The directors are responsible for preparing these consolidated financial statements for Thomas Plant (Birmingham) Limited and its Subsidiary Companies (together “the Group”) as at and for the 52 week period ended 27 May 2013, in conformity with generally accepted accounting practice in the United Kingdom (“UK GAAP”)

The directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Group, and for identifying and ensuring that the Group complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors confirm that suitable accounting policies have been used and applied consistently for the periods presented. They also confirm that reasonable and prudent judgements and estimates have been made in preparing the consolidated financial statements and that applicable accounting standards have been followed.

1.1	Basis of preparation of financial statements

The Group’s financial statements have been prepared under the historical cost convention and in accordance with UK GAAP. The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied unless otherwise stated. The financial statements are prepared under the historical cost convention.

On 15 January 2014 , all of the issued and outstanding ordinary shares in the Company was acquired by Lifetime Brands Inc (See Note 28).

These consolidated financial statements do not constitute the statutory consolidated financial statements of the Group. Copies of the consolidated statutory financial statements of the Group can be obtained from the Registrar at Companies House in the United Kingdom.

1.2	Basis of consolidation

The financial statements consolidate the accounts of Thomas Plant (Birmingham) Limited and its subsidiary undertakings (‘subsidiaries’) drawn up to 27 May 2013. The subsidiary undertakings did not trade during the period.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

1.	ACCOUNTING POLICIES (continued)

1.3	Turnover

Turnover comprises revenue recognised by the company in respect of goods supplied during the period, exclusive of Value Added Tax, trade discounts, customer rebates and settlement discounts.

Revenue from the sales of goods is recognised when the Group has transferred the significant risks and rewards of ownership to the buyer and it is probable that the Group will receive the previously agreed upon payment. These criteria are considered to be met when the goods are delivered to the buyer. Where the buyer has a right of return, the Group defers recognition of revenue until the right to return has lapsed, and otherwise revenue is recognised in the period where the goods are delivered less an appropriate provision for returns based on past experience.

1.4	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Motor vehicles	-	33.3% reducing balance
Furniture, fittings and equipment	-	10-33% straight line
Short leasehold improvements	-	Over the lease term

1.5	Investments

Investments in subsidiaries are valued at cost less provision for impairment.

1.6	Operating leases

Rentals under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

1.7	Stocks

Stocks are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow-moving stocks. Cost is calculated on a weighted average basis.

1.8	Taxation

Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted by the balance sheet date.

Full provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation.

A net deferred tax asset is recognised only if it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax assets and liabilities are calculated at the tax rates expected to be effective at the time the timing differences are expected to reverse.

Deferred tax assets and liabilities are not discounted.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

1.	ACCOUNTING POLICIES (continued)

1.9	Foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date.

Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction.

Exchange gains and losses are recognised in the profit and loss account.

1.10	Pensions

The company operates defined contribution and defined benefit pension schemes. The pension charge for the defined contribution scheme represents the amount payable by the company in respect of the year and the charge for the defined benefit scheme is based on a full actuarial valuation dated 1 April 2011 updated by the actuaries under FRS 17 to 27 May 2013.

For the defined benefit scheme, pension scheme assets are measured using market values. Pension scheme liabilities are measured using the projected unit actuarial method and are discounted at the current rate of return on a high quality corporate bond of equivalent term and currency to the liability. Any increase in the present value of the liabilities of the company’s defined benefit pension schemes expected to arise from employee service in the year is charged to operating profit. The expected return on the scheme’s assets and the increase during the year in the present value of the scheme’s liabilities arising from the passage of time are included in interest payable. Gains or losses on curtailments or settlements are recognised in the profit and loss account. Actuarial gains and losses are recognised in the statement of total recognised gains and losses. Pension scheme surpluses, to the extent that they are considered recoverable, or deficits are recognised on the balance sheet net of related deferred tax.

1.11	Preference shares

In accordance with Financial Reporting Standard 25, non-equity shares, including preference shares are classified in the balance sheet as creditors as opposed to equity as they have a fixed entitlement to dividends, and dividends accruing or paid on such shares being included as interest payable before arriving at profit on ordinary activities before tax.

1.12	Dividends on equity shares

Dividends on equity shares are recognised when declared.

1.13	Loan notes

Loan notes are recorded at the value of consideration received. Interest is accrued over the term of the loan notes in accordance with the loan terms.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

2.	TURNOVER

Turnover is attributable to one class of business.

A geographical analysis of turnover is as follows:

2013
£000

United Kingdom	31,383
Rest of European Union	6,766
Rest of world	3,363

41,512

3.	OPERATING PROFIT

The operating profit is stated after charging:

2013
£000

Depreciation of tangible fixed assets:
- owned by the group	199
Operating lease rentals:
- plant and machinery	175
- other operating leases	376

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

4.	STAFF COSTS

Staff costs, including directors’ remuneration, were as follows:

2013
£000

Wages and salaries	7,559
Social security costs	869
Other pension costs (see note 24)	135

8,563

5.	DIRECTORS’ REMUNERATION

2013
£000

Emoluments	3,650

The highest paid director received remuneration of £1,229,281.

6.	INTEREST RECEIVABLE AND SIMILAR INCOME

2013
£000

Exchange differences	306
Other interest receivable	3

309

7.	INTEREST PAYABLE AND SIMILAR CHARGES

2013
£000

On loans and overdrafts	87

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

8.	TAXATION

2013
£000

Analysis of tax charge for the period

Current tax (see note below)

UK corporation tax charge on profit for the period	352

Total current tax	352

Deferred tax

Origination and reversal of timing differences	(3)
Adjustments in respect of pension fund charges and payments	74

Total deferred tax	71

Tax on profit on ordinary activities	423

Factors affecting tax charge for the period

The tax assessed for the period is lower than the standard rate of corporation tax in the UK of 23%. The differences are explained below:

2013
£000

Profit on ordinary activities before tax	1,751

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 23%	403

Effects of:

Expenses not deductible for tax purposes	4
Capital allowances for period in excess of depreciation	4
Adjustment in respect of pension fund charges and payments	(74)
Change in tax rate	12
Other timing differences	3

Current tax charge for the period (see note above)	352

Factors that may affect future tax charges

There were no factors that may affect future tax charges.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

9.	TANGIBLE FIXED ASSETS

	Short leasehold improvements	Motor vehicles	Fixtures & fittings	Total
Group	£000	£000	£000	£000

Cost

At 28 May 2012	139	196	1,116	1,451
Additions	—	54	92	146
Disposals	—	(14)	—	(14)

At 27 May 2013	139	236	1,208	1,583

Depreciation

At 28 May 2012	73	128	780	981
Charge for the period	41	31	127	199
On disposals	—	(14)	—	(14)

At 27 May 2013	114	145	907	1,166

Net book value

At 27 May 2013	25	91	301	417

At 27 May 2012	66	68	336	470

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

10.	SUBSIDIARY UNDERTAKINGS

Investments in subsidiaries comprised holdings in Thomas Plant (Birmingham 1927) Limited, Frederick Hill (Birmingham) Limited, Kitchencraft (Housewares) Limited and Plumbob (Hardware) Limited.

Thomas Plant (Birmingham) Limited has a 100% holding in all of the above subsidiaries which are all incorporated within the UK and were dormant throughout the period.

The group also has a 100% holding in Kitchencraft (Asia) Limited, a company incorporated in Hong Kong, which has not traded throughout the period.

11.	STOCKS

2013
£000

Finished goods and goods for resale	11,092

12.	DEBTORS

2013
£000
Trade debtors	6,903
Other debtors	667
Prepayments and accrued income	134
Deferred tax asset (see note 15)	20

7,724

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

13.	CREDITORS:

Amounts falling due within one year

2013 £000

Debenture loans from related parties (see note 27)	1,375
Trade creditors	2,034
Corporation tax	352
Social security and other taxes	68
Other creditors	202
Accruals and deferred income	2,882

6,913

Debenture loans are secured by a second fixed and floating charge over the assets of the group, and are repayable on demand (see note 27).

14.	CREDITORS:

Amounts falling due after more than one year

2013 £000

Preference shares	8

8

Creditors include amounts not wholly repayable within 5 years as follows:

2013 £000

Repayable other than by instalments	8

Non equity preference shares classified as debt

Allotted, called up and fully paid

8,334 - 4.2% Cumulative preference shares of £1 each	8

The Cumulative preference shares accrue dividends of 4.2% per annum that are paid annually in priority to other shares, The shares have no redemption rights and in the event of a winding up are to be repaid (to the extent they are paid up) in priority to other shares. They carry no voting rights except in the event of a winding up, if the dividends are in arrears for greater than 12 months, or in respect of a resolution to change the rights of the preference shares.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

15.	DEFERRED TAX ASSET

2013 £000

At beginning of period	17
Credit for the period	3

At end of period	20

The deferred tax asset is made up as follows:

2013 £000

Accelerated capital allowances	18
Other timing differences	2

20

16.	SHARE CAPITAL

2013 £000

Ordinary shares classified as equity

Allotted, called up and fully paid

690,000 - Ordinary shares of £1 each	690

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

17.	RESERVES

	Capital redemption reserve £000	Profit and loss account £000

At 28 May 2012	85	12,839
Profit for the period	—	1,328
Dividends: Equity capital	—	(104)
Pension reserve movement net of attributable tax	—	(245)

At 27 May 2013	85	13,818

The closing balance on the profit and loss account includes £NIL, stated after deferred taxation of £NIL (2012 - £NIL), in respect of pension scheme liabilities of the group and company pension scheme.

18.	RECONCILIATION OF MOVEMENT IN SHAREHOLDERS’ FUNDS

2013 £000

Opening shareholders’ funds	13,614
Profit for the period	1,328
Dividends (see note 19)	(104)
Other recognised gains and losses during the period	(245)

Closing shareholders’ funds	14,593

19.	DIVIDENDS

2013 £000

Dividends paid on equity capital	104

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

20.	NET CASH FLOW FROM OPERATING ACTIVITIES

2013 £000

Operating profit	1,529
Depreciation of tangible fixed assets	199
(Increase)/decrease in stocks	(1,084)
Increase in debtors	(913)
Increase in creditors	331
Defined benefit pension scheme contributions paid	(320)

Net cash inflow from operating activities	(258)

21.	ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN CASH FLOW STATEMENT

2013 £000

Returns on investments and servicing of finance

Interest received	3
Interest paid	(87)
Exchange gains	306

Net cash inflow/(outflow) from returns on investments and servicing of finance	222

2013 £000

Taxation

Corporation tax	(935)

2013 £000

Capital expenditure and financial investment

Purchase of tangible fixed assets	(146)

Net cash outflow from capital expenditure	(146)

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

22.	ANALYSIS OF CHANGES IN NET FUNDS

	28 May 2012	Cash flow	Other non-cash changes	27 May 2013
	£000	£000	£000	£000

Cash at bank and in hand	3,502	(1,221)	—	2,281
Debts due within one year	—	—	(1,375)	(1,375)
Debts falling due after more than one year	(1,383)	—	1,375	(8)

Net funds	2,119	(1,221)	—	898

23.	CONTINGENT LIABILITIES

At 27 May 2013 there were contingent liabilities of £125,000 in respect of HM Revenue & Customs guarantees.

24.	PENSION COMMITMENTS

The company operates a defined contribution pension scheme.

The company also operates a defined benefit pension scheme, which is closed to future service accrual and new members, to which the following applies. The overall expected long term return on plan assets is a weighted average of the expected long term returns for equity securities, debt securities and other assets. The returns on each category, after allowing for scheme expenses, are as follows:

•	The redemption yield on UK government fixed interest bonds is around 3%. The average yield on AA-rated corporate bonds is 3.9%. Weighted by the relative proportion of each within the portfolio the expected rate of return on the bond investment is 3.5%.

•	The long-term return on equities is assumed to outperform gilts by 3% giving an expected return of 6%. The same rate of return is assumed for the property holding.

•	Cash will return the same yield as on the bank base rate of 0.5%.

The company’s total pension charge included within operating profit was £135,079, being £21,906, representing administrative and other costs, in respect of its defined benefit pension scheme arrangements and £113,173 in respect of its defined contribution pension arrangements.

The amounts in the financial statements for the period ended 27 May 2013, relating to pensions, are based on a full actuarial valuation dated 1 April 2011 updated under FRS 17 to 27 May 2013.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

24.	PENSION COMMITMENTS (continued)

The amounts recognised in the balance sheet are as follows:

2013 £000

Present value of defined benefit obligation	(5,068)
Fair value of scheme assets	5,866

Surplus in scheme	798
Surplus not recognised	(798)

Net asset	—

The amounts recognised in the profit and loss account are as follows:

2013 £000

Interest on obligation	(197)
Expected return on scheme assets	197

Total	—

The expected return on scheme assets included in the profit and loss account has been restricted by £76,000 because the scheme surplus is not recognised.

Movements in the present value of the defined benefit obligation were as follows:

2013 £000

Opening defined benefit obligation	4,574
Interest cost	197
Actuarial losses	462
Benefits paid	(165)

Closing defined benefit obligation	5,068

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

24.	PENSION COMMITMENTS (continued)

Changes in the fair value of scheme assets were as follows:

2013 £000

Opening fair value of scheme assets	4,987
Expected return on assets (as restricted)	197
Actuarial gains and (losses)	451
Contributions by employer	320
Benefits paid	(165)
Expected return restricted due to unrecognised surplus	76

Closing fair value of scheme assets	5,866

The amount recognised in the statement of Total Recognised Gains and Losses comprises:

2013 £000
Actual return less expected return on assets	451
Actuarial (losses)/gains on scheme liabilities	(462)
Effect of the limit on recognition of scheme surplus	(308)

Total loss	(319)

The cumulative amount of actuarial gains and losses recognised in the consolidated statement of total recognised gains and losses was £261,000.

At 27 May 2013 the company expected to contribute £320,000 to its defined contribution pension scheme in 2014. Following the change in ownership of the company this is now expected to be £1.4milllion.

The major categories of scheme assets as a percentage of total scheme assets are as follows:

2013

Equities and property	49.00%
Bonds	34.00%
Cash and other	17.00%

Principal actuarial assumptions at the balance sheet date (expressed as weighted averages):

2013

Inflation	2.50%
Pension increases-LPI maximum 5%	2.40%
Pension increases-LPI maximum 2.5%	2.30%
Deferred pension revaluation	2.50%
Discount rate	3.90%
Expected rate of return	4.30%

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

24.	PENSION COMMITMENTS (continued)

Mortality assumptions follow the standard table known as S1PA, using 100% of the base table with medium cohort mortality improvements subject to a 1.25% minimum to the annual improvements.

Assuming retirement at age 65, life expectancies in years are as follows:

2013
For a male aged 65 now	22.0
At 65 for a male member aged 45 now	24.3
For a female aged 65 now	24.6
At 65 for a female aged 45 now	27.0

Amounts for the current and previous 3 periods are as follows

	2013 £000	2012 £000	2011 £000	2010 £000

Defined benefit obligation	(5,068)	(4,574)	(4,834)	(4,656)
Scheme assets	5,866	4,987	4,955	4,510

Surplus/(deficit)	798	413	121	(146)

Total actuarial adjustments on scheme liabilities	(462)	356	(100)	(995)
Experience adjustments on scheme liabilities	(5)	(57)	(92)	59
Experience adjustments on scheme assets	451	(476)	8	445

25.	OPERATING LEASE COMMITMENTS

At 27 May 2013 the group had annual commitments under non-cancellable operating leases as follows:

Group	Land and buildings 2013 £000	Other 2013 £000

Expiry date:

Within 1 year	371	376
Between 2 and 5 years	—	—

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

26.	OTHER FINANCIAL COMMITMENTS

At 27 May 2013 the group had entered into certain forward contracts to manage the exposure to currency exchange rate movements. The fair value of these contracts at 27 May 2013 was an asset of £288,000.

27.	RELATED PARTY TRANSACTIONS

The group has two properties leased from the Trustees of the Thomas Plant (Birmingham) Limited 1997 Retirement Benefits Scheme. One property is on a ten year lease ending in December 2013, at a yearly rent of £286,000. The other property was on a five year lease which ended in March 2010, and is now on a six month rolling contract at a yearly rent of £85,000.

R T H Plant, A J Plant and P W Bushell, who are directors of the company, are also members of the scheme.

2013 dividends £000

A J Plant	25
R T H Plant	25
P W Bushell	20
J H T Plant	20

S Plant, M G Plant and K M Bushell, who are wives of the respective directors, each originally loaned the company £500,000, totalling £1.5 million. During the prior year £125,000 was repaid to K M Bushell leaving a balance at 27 May 2013 of £375,000 owed to K M Bushell, and a total amount outstanding of £1.375 million (note 13).

Interest is payable on the loans at 5.5% over Lloyds TSB Bank plc base rate. Interest charged on these loans during the period amounted to £30,000 for S Plant and M G Plant and £22,500 for K M Bushell. Of this interest, £5,000 each remained outstanding to S Plant and M G Plant and £3,750 remained outstanding to K M Bushell at 27 May 2013.

28.	SUBSEQUENT EVENTS

On 15 January 2014, the share capital of the company was acquired by Lifetime Brands, Inc for cash in the amount of £37.4 million ($61.5 million), this including an estimated working capital adjustment and in addition 581,432 shares of common stock of the Company with a value of £5.5 million ($9.0 million). Contingent cash consideration of up to £5.5 million ($9.0 million) will be payable in future years if the Company achieves certain financial targets.

On 15 January 2014 the debenture loans with related parties (as disclosed in note 13 and note 27) were repaid at book value.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

28.	SUBSEQUENT EVENTS (continued)

The Company agreed on 15 January 2014 to extend the terms of the leases of properties that are leased from Trustees of the Thomas Plant (Birmingham) 1997 Retirement Benefits Scheme. The lease previously expiring in December 2013 was extended to 24th March 2016 at the annual rate of £235,000, with a break clause that can be exercised by giving 120 days prior written notice to the Landlord. The lease that was previously on a 6 month rolling lease now also runs to 24th March 2016 at the annual rate of £95,000 with a break clause of 120 days prior written notice to the Landlord.

On 31st December 2013, the Company entered into a share buy-back and purchased the preference shares in issue at par value of £8,334.

The Company has agreed to make an increased contribution to the group’s defined benefit scheme. The additional contribution of £1,200,000 was paid on 15th January 2014.

Directors’ remuneration for the period ended 27 May 2013 as disclosed in note 5 was £3.65million. Subsequent to the acquisition by Lifetime Brands Inc, the remuneration arrangements of the former directors has been revised and the aggregate annual remuneration from June 2014 is expected to be approximately £1m.

29.	SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRACTICES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES THE UNITED STATES OF AMERICA

The accompanying consolidated financial statements have been prepared in accordance with UK GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Such differences involve methods for measuring the amounts shown in the financial statements.

The following is a narrative discussion of certain differences between UK GAAP and US GAAP in the consolidated profit and loss account, consolidated balance sheet and consolidated cash flow statement for the year ended 27 May 2013.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

A summary of the principal differences and additional disclosures applicable to the group are set out below:

Pensions and other post-retirement benefits

The group operates a defined benefit pension scheme for certain employees and former employees.

Under UK GAAP, the cost of providing pension benefits is calculated in accordance with FRS 17, Retirement benefits. FRS 17 requires that the surplus (deficit) of a pension scheme’s assets over its liabilities be recorded as an asset (liability) of the group at each balance sheet date, with an asset only being recognized to the extent that the group is able to recover a surplus either through reduced contributions in future or through refunds from the scheme. The pension cost charged to the profit and loss account comprises two elements; the charge to operating profit comprises the current service cost, being the actuarially determined present value of the pension benefits earned by employees in the current period; and the finance cost which represents the net of the expected return on scheme assets less the notional interest cost arising from unwinding the discount on the scheme liabilities. Other changes to the scheme assets or liabilities, usually as a result of changes in actuarial assumptions or

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

29.    SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRACTICES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES THE UNITED STATES OF AMERICA (CONTINUED)

differences between actuarial forecasts and the actual outturn are recorded as a movement in the statement of total recognised gains and losses. Where there is a restriction on the recognition of a scheme surplus, the expected return on assets is restricted so that it does not exceed the total of the current service cost and interest cost, with any further adjustment treated as an actuarial gain or loss.

Under US GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with ASC 715 Compensation—Retirement Benefits. Under ASC 715, the group would recognise a liability in respect of pensions and other post-retirement benefits. The difference between this liability and the plans’ funded status (the difference between plan assets and liabilities) would be recognised on the balance sheet as an asset, with actuarial gains or losses recognised in the profit and loss account.

US GAAP also requires consideration for the tax effects of the temporary difference between the book and tax bases of the reported benefit liabilities/assets. Recognizing a benefit liability will generally result in changes to the deferred tax assets and liabilities, which should be recorded based on the intraperiod allocation provisions of ASC 740. Generally, changes in deferred tax balances are recorded through the income tax provision.

Inventory Provisions

Under UK GAAP, stocks are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow-moving stocks, which can be revised upwards or downwards in subsequent periods. Cost is calculated on a weighted average basis.

Under US GAAP stock is priced using the lower of cost and market method. Market is the current replacement cost; however, the replacement cost cannot be greater than the net realisable value or less than net realisable value reduced by a normal sales margin. Net realisable value is estimated selling price less costs of completion and sale. If the estimated selling price is lower than the inventory’s cost, the Company reduces the value of the inventory to its net realisable value. Reversal of stock provisions is prohibited.

Deferred taxation

Under UK GAAP, deferred tax is accounted for in accordance with FRS 19 Deferred taxation and is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. Where transactions or events that result in an obligation to pay more tax in the future, or a right to pay less tax in the future, have occurred at the balance sheet date, deferred tax is recognised.

A net deferred tax asset is recognised as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realizing the assets.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. FRS 19 permits, but does not, require discounting and deferred tax is measured on an undiscounted basis.

Under US GAAP, deferred taxation is provided for on a full liability basis. Under the liability method, deferred tax assets and liabilities represent the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to be in effect when these temporary differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. Under U.S. GAAP, there is no accepted cap on the look-out period when the company had a history of profitability.

The effect of other differences between UK and US GAAP affecting the carrying value of assets and liabilities gives rise to other timing differences on which deferred tax may be recognised under US GAAP.

THOMAS PLANT (BIRMINGHAM) LIMITED AND ITS SUBSIDIARY COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

AS AT AND FOR THE 52 WEEK PERIOD ENDED 27 MAY 2013

29.    SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRACTICES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES THE UNITED STATES OF AMERICA (CONTINUED)

Classification of financial instruments

Under UK GAAP as applied by the Group, financial instruments including derivative financial instruments such as foreign currency contracts are recorded in the balance sheet at amortised cost.

Under US GAAP, these derivative financial instruments are recorded in accordance with ASC Topic No. 815, Derivatives and Hedging. ASC Topic No. 815 requires that all derivative instruments be recognised on the balance sheet at fair value as either an asset or liability. The derivatives of the company do not qualify or are not designated as hedging instruments for accounting purposes, and changes in fair value would be recorded in operations.

Balance sheet presentation

Under UK GAAP, certain assets are netted against certain liabilities in the balance sheet, whereas US GAAP requires the separate presentation of total assets and total liabilities. UK GAAP requires that assets are presented in ascending order of liquidity, whereas U.S. GAAP assets are presented in descending order of liquidity.

Under UK GAAP, current assets include amounts which fall due after more than one year. Under US GAAP, assets with amounts which fall due after more than one year would be reclassified as non current assets.

Profit and loss account presentation

In addition to the differences between UK GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account. These classification differences have no impact on net income or shareholders’ equity.

Statement of Cash Flows

Under UK GAAP, the consolidated cash flows are presented in accordance with Financial Reporting Standard 1 (Revised), Cash Flow Statements, (FRS 1). Under FRS 1, a company presents its cash flows for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure and financial investment; (v) acquisitions and disposals; (vi) equity dividends paid; (vii) management of liquid resources, and (viii) financing.

US GAAP, ASC Topic No. 230, Statement of Cash Flows, requires cash flows to be presented in three categories: (i) operating, (ii) investing and (iii) financing activities. Cash flows arising from taxation and returns on investment and servicing of finance under FRS 1 would be included as operating activities under ASC Topic No. 230. Cash flows relating to capital expenditure and financial investment would be included as investing activities under ASC Topic No. 230. Equity dividend payments would be included as a financing activity under ASC Topic No. 230.